Exhibit 5.1

June 14, 2024

To:

Foresight Autonomous Holdings Ltd.

7 Golda Meir St.

Ness Ziona 7403650

Israel

Re: Proposed Offering of American Depository Shares

Ladies and Gentlemen,

We have acted as Israeli counsel to Foresight Autonomous Holdings Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the proposed offer and sale by the Company, from time to time, of a maximum aggregate offering price of up to $1,130,000 of American Depositary Shares (the “Offered ADSs”), each representing thirty (30) ordinary shares, no par value per share, of the Company (the “Ordinary Shares”), which may be issued and sold by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form F-3 (Registration Statement No. 333-276709) (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act, and the prospectus supplement dated June 14, 2024 (“Prospectus Supplement”), filed with the SEC pursuant to Rule 424(b) of the rules and regulations of the Securities Act and as to which this opinion is filed as an exhibit. This opinion is being rendered in connection with the proposed offering and sale by the Company of the ADSs pursuant to the terms of a Sales Agreement dated June 14, 2024 entered into between the Company and A.G.P./Alliance Global Partners (the “Sales Agreement”).

In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of (i) a copy of the articles of association of the Company as currently in effect (the “Articles”); (ii) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and which relate to the Registration Statement, the Prospectus Supplement and the actions to be taken in connection therewith; and (iii) such other corporate records, agreements, documents and other instruments as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Ordinary Shares underlying the Offered ADSs have been duly authorized by the Company, and, when issued and paid for in accordance with the terms and conditions of the Sales Agreement, will be validly issued, fully paid and non-assessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Report of Foreign Private Issuer on Form 6-K of the Company being filed on the date hereof and to the reference to our firm in the Prospectus Supplement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Lipa Meir & Co